UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.             )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

GAS NATURAL INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Copies to:

Christopher J. Hubbert, Esq.

Kohrman Jackson & Krantz LLP

1375 East Ninth Street, 29th Floor

Cleveland, Ohio 44114

216-696-8700

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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On December 14, 2016, Gas Natural Inc. (the “Company”) sent the following letter to its shareholders:

TIME IS SHORT

PLEASE VOTE YOUR PROXY TODAY

December 14, 2016

Dear Gas Natural Shareholder:

According to our latest records, we have not yet received your voting instructions for the Special Meeting of Shareholders of Gas Natural Inc., to be held on December 28, 2016, to approve the merger and other transactions contemplated by the agreement and plan of merger, dated October 8, 2016, among Gas Natural Inc., FR Bison Holdings, Inc., and FR Bison Merger Sub, Inc., pursuant to which FR Bison Merger Sub, Inc. will merge with and into Gas Natural and Gas Natural will become a wholly-owned subsidiary of FR Bison Holdings, Inc.

For the reasons set forth in the proxy statement, dated November 23, 2016, that we recently mailed to you, the Board of Directors unanimously recommends that Gas Natural’s shareholders vote FOR the proposal to approve the merger and the other proposals to be voted on at the special meeting. Please sign, date and return the enclosed proxy card or voting instruction form as soon as possible or, alternatively, you can vote via the internet, telephone, or mail (see the instructions below).

Your vote is very important, regardless of the number of shares you own. Whether or not you expect to attend the special meeting in person, please submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the special meeting. The proposal to approve the merger requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock. The failure to vote on the proposal to approve the merger and the transactions contemplated thereby will have the same effect as a vote AGAINST this proposal.

Please understand that it is critical that we receive your vote so that we may complete the business of the Special Meeting of Shareholders without additional delay.

The telephone and internet voting facilities for shareholders of record will close at 11:59 p.m. Eastern Time on December 27, 2016, the day before the special meeting. If you need assistance voting your shares, please call D.F. King & Co., Inc. toll free at (800) 821-8780. On behalf of your Board of Directors, thank you for your prompt attention and continued support.

Sincerely,

Michael R. Winter Chairman of the Board

You may use one of the following simple methods to promptly provide your voting instructions:

1.      Vote by Internet: Go to the website listed on your proxy card or voting instruction form. Have your control number listed on the form ready and follow the simple instructions.

2.      Vote by Telephone: Call the toll-free number listed for this purpose on your proxy card or voting instruction form. Have your control number listed on the form ready and follow the simple instructions.

3.      Vote by Mail: Mark, sign, date and return your proxy card or voting instruction form and return it in the postage-paid return envelope provided.

Safe Harbor Regarding Forward-Looking Statements

The Company is including the following cautionary statement in this release to make applicable, and to take advantage of, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by, or on behalf of, Gas Natural Inc. Forward-looking statements are all statements other than statements of historical fact, including, without limitation, those that are identified by the use of the words “anticipates,” “estimates,” “expects” “intends,” “plans,” “predicts,” “believes,” “may,” “will” and similar expressions. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. Factors that may affect forward-looking statements and the Company’s business generally include, but are not limited to the Company’s ability to complete the proposed transaction; any event, change or circumstance that might give rise to the termination of the merger agreement; the effect of the announcement of the proposed transaction on the Company’s relationships with its customers, operating results and business generally; the risk that the proposed transaction will not be consummated in a timely manner; the failure to receive, on a timely basis or otherwise, approval of the merger, and the other transactions contemplated by the merger agreement, by the Company’s shareholders or the approval of government or regulatory agencies with regard to the merger; the failure of one or more conditions to the closing of the merger to be satisfied; risks arising from the merger’s diversion of management’s attention from our ongoing business operations; risks that the Company’s stock price may decline significantly if the merger is not completed the Company’s ability to successfully integrate the operations of the companies it has acquired and consummate additional acquisitions; the Company’s continued ability to make dividend payments; the Company’s ability to implement its business plan, grow earnings and improve returns on investment; fluctuating energy commodity prices; the possibility that regulators may not permit the Company to pass through all of its increased costs to its customers; changes in the utility regulatory environment; wholesale and retail competition; the Company’s ability to satisfy its debt obligations, including compliance with financial covenants; weather conditions; litigation risks; and various other matters, many of which are beyond the Company’s control; the risk factors and cautionary statements made in the Company’s public filings with the Securities and Exchange Commission (the “SEC”); and other factors that the Company is currently unable to identify or quantify, but may exist in the future. The Company expressly undertakes no obligation to update or revise any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Additional factors that may affect the future results of the Company are set forth in its filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2015 and recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof.

Additional Information and Where to find It:

The Company will hold a Special Meeting of Shareholders on December 28, 2016, to approve the merger and other transactions contemplated by the agreement and plan of merger, dated October 8, 2016, among the Company, FR Bison Holdings, Inc., and FR Bison Merger Sub, Inc. (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company. This communication may be deemed to be solicitation material in respect of the merger and the Special Meeting. In connection with the Special Meeting, the Company filed with the SEC on November 23, 2016 and mailed to its shareholders a definitive proxy statement that contains important information about the proposed merger and the Special Meeting. The Company intends to file additional relevant materials with the SEC and will deliver copies to its shareholders. Investors are urged to read the definitive proxy statement and other relevant documents carefully and in their entirety when they become available because they will contain important information about the merger and related matters. Investors may obtain a free copy of these materials (when they are available) and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov, at the Company’s website at www.egas.net or by writing to the Company’s Corporate Secretary at Gas Natural Inc., 1375 East 9th St., Suite 3100, Cleveland, Ohio 44114, or by calling the Company’s Corporate Secretary at (216) 202-1509.

Security holders also may read and copy any reports, statements and other information filed by the Company with the SEC at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in The Solicitation

The Company and its directors, executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding the Company’s directors and executive officers is available in the Company’s proxy statement filed with the SEC on June 20, 2016 in connection with its 2016 annual meeting of shareholders. Other information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.